As filed with the Securities and Exchange Commission on February 13, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

16-1603202

(I.R.S. Employer Identification Number)

1895 Mount Hope Avenue

Rochester, New York

(585) 271-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maurice Zauderer, Ph.D.

President and Chief Executive Officer

Vaccinex, Inc.

1895 Mount Hope Avenue

Rochester, New York 14620

(585) 271-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Asher M. Rubin, Esq. William I. Intner, Esq. Hogan Lovells US LLP 100 International Drive, Suite 2000 Baltimore, Maryland 21202 Tel: (410) 659-2700	Scott E. Royer Chief Financial Officer Vaccinex, Inc. 1895 Mount Hope Avenue Rochester, New York 14620 Tel: (585) 271-2700

Approximate date of commencement of proposed sale to public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share	$125,000,000	$16,225

(1)

There are being registered hereunder such indeterminate number of shares of common stock as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $125,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 13, 2020

PROSPECTUS

$125,000,000

Common Stock

We may offer and sell up to an aggregate of $125,000,000 of common stock from time to time in one or more offerings in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus provides a general description of the common stock we may offer. Each time we offer common stock, we will provide specific terms of the common stock offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the common stock being offered.

This prospectus may not be used to sell our common stock unless accompanied by a prospectus supplement.

We may offer and sell our common stock to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our common stock, we will name them and describe their compensation in a prospectus supplement. The price to the public of our common stock and the net proceeds we expect to receive from the sale of such common stock will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VCNX.” On February 12, 2020, the closing price of our common stock was $6.48 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this registration statement, we may sell from time to time in one or more offerings the common stock described in this prospectus for an aggregate offering price of up to $125,000,000. This prospectus provides you with a general description of our common stock being offered.

Each time we offer shares of common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our common stock unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference and the information below under the captions “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our common stock. The information contained in this prospectus is not complete and may be changed. You should rely only on the information contained or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus, any documents we incorporate by reference herein, or the accompanying prospectus supplement, if any, is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies and clinical trials sponsored by Vaccinex or third parties, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms “Vaccinex,” “the Company,” “we,” “our” and “us” or other similar terms mean Vaccinex, Inc. and our subsidiaries, unless we state otherwise or the context indicates otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	the implementation of our business model and strategic plans for our business and technology;

•	the timing and success of the commencement, progress and receipt of data from any of our preclinical and clinical trials;

•	our expectations regarding the potential safety, efficacy or clinical utility of our product candidates;

•	the expected results of any clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates;

•	the rate and degree of market acceptance of any of our product candidates;

•	the success of competing therapies and products that are or become available;

•	regulatory developments in the United States and foreign countries;

•	current and future legislation regarding the healthcare system;

•	the scope of protection we establish and maintain for intellectual property rights covering our technology;

•	developments relating to our competitors and our industry;

•	our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

•	the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	the development of our commercialization capabilities, including the need to develop or obtain additional capabilities; and

•	the enforceability of the exclusive forum provisions in our amended and restated certificate of incorporation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the risk factors in Item 1A of our 2018 Annual Report on Form 10-K. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

THE COMPANY

Company Overview

We are a clinical-stage biotechnology company engaged in the discovery and development of targeted biotherapeutics to treat serious diseases and conditions with unmet medical needs, including cancer, neurodegenerative diseases, and autoimmune disorders. We believe we are the leader in the field of SEMA4D biology and that we are the only company targeting SEMA4D as a potential treatment for cancer, neurodegenerative diseases, or autoimmune disorders. SEMA4D is an extracellular signaling molecule that regulates the migration of immune and inflammatory cells to sites of injury, cancer or infection. We are leveraging our SEMA4D antibody platform and our extensive knowledge of SEMA4D biology to develop our lead product candidate, pepinemab (VX15), which we believe utilizes novel mechanisms of action. We are focused on the development of pepinemab for the treatment of non-small cell lung cancer, osteosarcoma, melanoma and Huntington’s disease. We have developed multiple proprietary platform technologies and are developing product candidates to address serious diseases or conditions that have a substantial impact on day-to-day functioning and for which treatment is not addressed adequately by therapies available on the market. We employ our proprietary platform technologies, including through our work with our academic collaborators, to identify potential product candidates for sustained expansion of our internal product pipeline and to facilitate strategic development and commercial partnerships.

Our lead platform technologies include our SEMA4D antibody platform and our ActivMAb antibody discovery platform.

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Our SEMA4D antibody platform is the application of our extensive knowledge of SEMA4D biology to develop our lead product candidate pepinemab for the treatment of various indications, including cancer and neuroinflammatory and neurodegenerative diseases. We believe pepinemab’s mechanisms of action block the SEMA4D signal and activate innate physiological mechanisms to respond to tumors or tissue injury. We have demonstrated in animal models in preclinical studies that the biological activities associated with an antibody blockade of SEMA4D can promote immune cell infiltration into tumors and the repair or prevention of neurological damage in neuroinflammatory and neurodegenerative diseases.

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Our ActivMAb® antibody discovery platform is a proprietary human antibody discovery platform based on a novel method for expressing large and diverse libraries of high affinity, full-length human monoclonal antibodies on the surface of vaccinia, a mammalian virus. We believe our ActivMAb technology offers (i) rapid generation of high affinity, full-length, human monoclonal antibodies synthesized and naturally modified in mammalian cells, (ii) expression and selection of antibodies that easily and predictably transition to manufacturing in mammalian lines, and (iii) an innovative and efficient method for selecting antibodies against multi-pass membrane proteins, an important class of pharmacological targets. Our product candidate VX5 was generated by our ActivMAb platform and is currently in preclinical development for the treatment of multiple sclerosis, or MS, and potentially for other autoimmune disorders. We intend to continue to utilize our ActivMAb platform to identify additional product candidates for our own pipeline development and for strategic collaborations.

In addition, we and our academic collaborators are using our Natural Killer T, or NKT, vaccine platform to discover product candidates that target and extend the activity of NKT cells. NKT cells work directly to kill certain types of parasites and cells, including tumor cells and virus-infected cells. We are applying our agonists to direct NKT cells to the site of tumors, potentially enhancing tumor-specific immunity through recruitment and activation of cytotoxic T cells and antibody-armed natural killer cells that will work to eradicate the tumor.

Vaccinex Product Pipeline

Our lead product candidate pepinemab is currently in clinical development for the treatment of NSCLC, osteosarcoma, melanoma and Huntington’s disease, through our efforts or through investigator-sponsored trials, or ISTs. Our additional product candidates VX5 and VX25 are in earlier stages of development and were generated using our ActivMAb and NKT vaccine platforms, respectively. VX5 is a human antibody to CXCL13, a molecule that regulates the formation of immune tissues, and is currently in preclinical development for the treatment of MS and potentially for other autoimmune disorders. VX25, a bi-specific NKT cell stimulator, is being evaluated in various preclinical cancer models and seeks to address challenges for the therapeutic application of NKT cell stimulation for cancer immunotherapy. We believe our multiple platform technologies position us well for continued pipeline expansion and partnership opportunities going forward.

Pepinemab

Pepinemab is a humanized monoclonal antibody that binds and blocks the signaling activity of SEMA4D. We are advancing pepinemab with what we believe to be novel mechanisms of action for the treatment of cancer and certain neurodegenerative diseases, including Huntington’s disease.

Cancer – NSCLC, Osteosarcoma and Melanoma

Pepinemab is currently being studied as a treatment for advanced solid tumors, including NSCLC, osteosarcoma, and melanoma. We have demonstrated in preclinical tumor models that SEMA4D regulates infiltration of immune precursor cells into tumor tissue. Our preclinical data suggest that blocking SEMA4D promotes infiltration of immune cells that can eradicate the tumor. We have also demonstrated in preclinical models the potential for synergy between pepinemab and a checkpoint inhibitor when used in combination. We completed a Phase 1 clinical trial of pepinemab as a single-agent cancer therapy and released top-line data in October 2014. Pepinemab was well tolerated in this clinical trial. In October 2017 in collaboration with Merck KGaA, we initiated the CLASSICAL–Lung clinical trial, a Phase 1b/2 clinical trial of pepinemab in combination with avelumab, an inhibitor of the PD-1/PD-L1 checkpoint pathway, in patients with NSCLC who have not previously been treated with immunotherapy. In July 2018, an additional cohort was added to the CLASSICAL – Lung study to include patients who failed prior immunotherapy. The CLASSICAL-Lung clinical trial has completed enrollment. We anticipate topline data for this trial in the first half of 2020. In February 2018, The Children’s Oncology Group with financial support of the National Cancer Institute, initiated a Phase 1/2 clinical trial of pepinemab as a single agent in pediatric patients with recurrent, relapsed, or refractory solid tumors, including osteosarcoma. In June 2018, a Phase 1 IST of pepinemab in combination with Yervoy® or with Opdivo® began at the UCLA Jonsson Comprehensive Cancer Center in patients with advanced melanoma who have progressed on prior anti-PD-1/PD-L1 based therapies.

Huntington’s Disease

We are studying pepinemab as a treatment for Huntington’s disease, which is a neurodegenerative genetic disorder that typically manifests in mid-adult life. Our study of pepinemab in Huntington’s disease is based on our prior research of neurodegenerative disease mechanisms, where we demonstrated in preclinical models that SEMA4D triggers activation of both microglia and astrocytes, the innate inflammatory cells of the central nervous system. The chronic activation of microglia and astrocytes has been implicated as an important disease mechanism in Huntington’s disease, progressive MS, and other neurodegenerative disorders. We initiated the SIGNAL study, a Phase 2 clinical trial, in July 2015 in early manifest and late prodromal Huntington’s disease patients. This clinical trial builds upon preclinical studies in an animal model of Huntington’s disease and safety data from a Phase 1 dose-escalation clinical trial of pepinemab in MS patients that we completed in November 2014. We anticipate topline data from the SIGNAL trial in the second half of 2020. The U.S. Food and Drug Administration, or the FDA, has granted both Orphan Drug designation and Fast Track designation to pepinemab for Huntington’s disease.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in April 2001. Our principal executive offices are located at 1895 Mount Hope Avenue, Rochester, New York 14620, and our telephone number is (585) 271-2700. Our website address is www.vaccinex.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our common stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

RISK FACTORS

Investing in our common stock involves a high degree of risk. The prospectus supplement applicable to each offering of our common stock will contain a discussion of the risks applicable to an investment in our common stock. You should carefully consider and evaluate all of the information contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I – Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by the additional risks and uncertainties set forth or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Our amended and restated certificate of incorporation contains exclusive forum provisions, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws or any action asserting a claim that is governed by the internal affairs doctrine.

In addition, our amended and restated certificate of incorporation provides that, unless we consent in writing to an alternative forum, the federal courts of the United States will, to the fullest extent permitted by law, be the sole and exclusive forum for any claim arising under the Securities Act of 1933, as amended, or the Securities Act. However, as previously disclosed in our Current Report on Form 8-K filed on March 4, 2019, in light of the Court of Chancery’s opinion in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL, invalidating provisions in the certificates of incorporation of Delaware companies that purport to limit to federal court the forum in which a stockholder could bring a claim under the Securities Act unless and until the Court of Chancery’s decision is reversed by the Delaware Supreme Court on appeal or otherwise abrogated, we do not intend to enforce this provision of our amended and restated certificate of incorporation. If the Delaware Supreme Court affirms the Court of Chancery’s decision or otherwise makes a determination that provisions such as these are invalid, then we will seek approval by our stockholders to amend our amended and restated certificate of incorporation at our next regularly scheduled annual meeting of stockholders to remove the provision. As a result of the Court of Chancery’s decision or a decision by the Supreme Court of Delaware affirming the Court of Chancery’s decision, we may incur additional costs associated with this provision, which could have an adverse effect on our business, financial condition or results of operations.

For the avoidance of doubt, the exclusive forum provisions described above do not apply to any claims arising under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

These choice of forum provisions may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The applicable courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. With respect to the provision making the Court of Chancery the sole and exclusive forum for certain types of actions, stockholders who do bring a claim in the Court of Chancery could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Finally, if a court were to find these provisions of our amended and restated certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on our business, financial condition or results of operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of common stock by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments. Additional information on the use of net proceeds from the sale of common stock by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell the securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of Vaccinex, Inc. and its subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for each of the documents incorporated by reference in this prospectus is 001-38624. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 13, 2019;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A  filed with the SEC on April 9, 2019;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May  15, 2019, August  14, 2019 and November 12, 2019, respectively;

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our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January 24, 2019, March 4, 2019, March  11, 2019, May 15, 2019, July  19, 2019, July 31, 2019 and January  23, 2020; and

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the description of our capital stock included under the caption “Description of Capital Stock” contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2018, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than portions of documents that are either described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC and current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Vaccinex, Inc., Attn: Corporate Secretary, 1895 Mount Hope Avenue, Rochester, New York 14620. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.vaccinex.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. This prospectus is part of a registration statement that we have filed with the SEC relating to the common stock to be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock to be offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where you may read and copy the registration statement, as well as our reports, proxy and information statements and other information. The address of the SEC’s web site is http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at http://www.vaccinex.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

$125,000,000

Common Stock

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by the Registrant. All amounts are estimates except the Securities and Exchange Commission, or SEC, registration fee and the FINRA filing fee.

Amount
Securities and Exchange Commission registration fee	$16,225
FINRA filing fee	19,250
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing and miscellaneous expenses	(1)

Total Expenses	$(1)

(1)

These fees and expenses cannot be estimated at this time as they are calculated based on the amount of work undertaken by our independent registered public accounting firm, legal counsel and financial printer, together with actual expenses incurred, all of which can vary based on the number and type of offerings and issuances.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derived an improper personal benefit;

•	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses

(including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We have entered into separate indemnification agreements with all of our directors and officers in addition to the indemnification provided for in our amended and restated certificate of incorporation and our amended and restated bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Vaccinex, Inc. (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2018).

3.2	Amended and Restated Bylaws of Vaccinex, Inc. (incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 13, 2018).

4.1	Reference is made to Exhibits 3.1 and 3.2 .

4.2	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-226103), as amended, filed on July 9, 2018).

4.3	First Amended and Restated Investor Rights Agreement, dated August 22, 2003, by and among the Company and the parties thereto (incorporated by reference from Exhibit 10.1 to the Company’s Registration Statement on form S-1 filed on July 9, 2018).

Exhibit No.	Description

4.4	Registration Rights Agreement, dated July 30, 2019, by and between the Company and the Investors (as defined therein) (incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 31, 2019).

4.5	Registration Rights Agreement, dated January 23, 2020, by and between the Company and the Investors (as defined therein) (incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 23, 2020).

5.1*	Opinion of Hogan Lovells US LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Filed herewith.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, in the State of New York, on February 13, 2020.

VACCINEX, INC.

By:	/s/ Maurice Zauderer, Ph.D.
Name:	Maurice Zauderer, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maurice Zauderer, Ph.D.	President, Chief Executive Officer and Director	February 13, 2020
Maurice Zauderer, Ph.D.	(Principal Executive Officer)

/s/ Scott E. Royer, CFA, MBA	Chief Financial Officer	February 13, 2020
Scott E. Royer, CFA, MBA	(Principal Financial and Accounting Officer)

*	Chairman of the Board	February 13, 2020
Albert D. Friedberg

*	Director	February 13, 2020
Alejandro M. Berlin, M.D., MSc

*	Director	February 13, 2020
Jacob B. Frieberg

*	Director	February 13, 2020
J. Jeffrey Goater

*	Director	February 13, 2020
Bala S. Manian, Ph.D.

*	Director	February 13, 2020
Gerald E. Van Strydonck

*	Director	February 13, 2020
Barbara Yanni

* By:	/s/ Maurice Zauderer, Ph.D.
Maurice Zauderer, Ph.D. Attorney-in-Fact